C147841 Exelon Corporation Unfunded Deferred Compensation Plan for Directors (Amended and Restated Effective January 1, 2026) The purpose of this Unfunded Deferred Compensation Plan for Directors (the “Plan”) is to permit Directors of Exelon Corporation ("Exelon") and Participating Companies (as defined below) to elect to defer receipt of directors' fees. The Plan as set forth herein is an amendment and restatement of the Plan as originally adopted effective October 20, 2000 and previously amended and restated as of January 1, 2009, January 1, 2011, March 12, 2012, and March 24, 2016 and is a successor to the PECO Energy Company Unfunded Deferred Compensation Plan for Directors (the "Prior Plan"). 1. Administration. The Plan shall be administered by the Corporate Secretary of Exelon (the “Secretary”) or his or her designee, or such other individual or individuals as desig- nated by the Board of Directors of Exelon (the "Exelon Board"). The Secretary shall interpret the Plan and establish such rules and regulations of plan administration that he or she deems appropriate. The cost of plan administration shall be paid by Exelon and its participating subsidiaries, and shall not be charged against the deferred accounts of Plan participants. The Secretary may delegate ministerial functions of administration to employees of Exelon or to a third-party administrator (“Plan Recordkeeper”). 2. Eligibility. All Directors of Exelon (other than full-time employees of Exelon or its subsidiaries) shall be eligible to participate in the Plan. Effective as of January 1, 2011, all Directors of Commonwealth Edison Company (“ComEd”) and PECO Energy Company (“PECO”) who are not full-time employees of Exelon or its subsidiaries shall also be eligible to participate in the Plan. Effective as of March 12, 2012, all Directors of Baltimore Gas and Electric Company (“BGE”) who are not full-time employees of Exelon or its subsidiaries shall also be

-2- eligible to participate in the Plan. In addition, effective as of March 24, 2016, all Directors of Pepco Holdings LLC (“PHI” and, collectively with ComEd, PECO and BGE, the “Participating Companies”) who are not full-time employees of Exelon or its subsidiaries shall also be eligible to participate in the Plan. 3. Deferrals. (a) (1) Prior to the first day of each calendar year, each eligible Director may elect in writing to defer the receipt of all or a portion of his or her cash compensation earned with respect to his or her service on the board of directors of a Participating Company (each such board of directors, a “Board”) for such calendar year, by filing a written (including electronic) Director’s deferral agreement form with the Plan’s recordkeeper (a “Deferral Election Form”)with respect to each such Board on which the Director serves. Notwithstanding the foregoing, Exelon may limit the percentage a Director elects to defer to the extent necessary to withhold applicable taxes. A Director who first becomes eligible to participate in the Plan after the first day of any calendar year shall be permitted to make the election described in this Section 3 not later than 30 days after becoming eligible to participate in the Plan, and such election shall apply only to directors’ fees earned during the remainder of such calendar year. If a Director does not submit a Deferral Election Form by the applicable deadline for a year, they shall be deemed to have elected not to defer compensation earned in such calendar year under this Plan. In all events, each deferral election made under this Plan shall apply only to compensation earned after the date of such election. Deferred amounts under the Plan, together with deferred amounts and attributable earnings under the Prior Plan, shall be credited to one or more deferral accounts in the participant's name (each, a "Deferral Account") for later distribution. (2) Amounts deferred on or prior to December 31, 2025 were credited to a Deferral Account that is subject to the distribution rules described in Section 4

-3- (“Pre-2026 Deferral Account”). The Pre-2026 Deferral Accounts were frozen effective December 31, 2025. After December 31, 2025, no additional amounts may be deferred to the Pre-2026 Deferral Accounts. (3) Amounts deferred on or after January 1, 2026 shall be credited to Deferral Accounts that are subject to the distribution rules described in Section 5 (“Post-2025 Deferral Accounts”). Participants may elect to establish up to five (5) Post-2025 Deferral sub- accounts that shall be comprised of a single Separation from Service Account and up to four (4) Scheduled Distribution Accounts for which the participant will select the year of distribution in accordance with Section 5. (4) Each participant's Deferral Account(s) shall be bookkeeping entries only, and none of the Participating Companies shall be required to fund any Deferral Account. Any assets that may be held to fund a Deferral Account shall at all times remain unrestricted assets of the Participating Company in its corporate capacity and not as a fiduciary, and shall be subject to the claims of its general creditors. Pending distribution, each participant's Deferral Account(s) shall be credited with earnings or interest as provided in Section 3(b). (b) (1) For purposes of measuring the earnings or losses credited to a participant’s Deferral Account, the participant may select, from among the investment funds available from time to time under the Exelon Corporation Employee Savings Plan (the "Savings Plan") and designated by the Secretary, the investment funds in which all or part of his or her Deferral Account shall be deemed to be invested. The Secretary may, but need not, permit separate investment designations with respect to amounts attributable to compensation earned with respect to service on each Board. (2) The participant shall make an investment designation in the form and manner prescribed by the Plan Recordkeeper, which shall remain effective until

-4- another valid designation has been made by the participant as herein provided. The participant may amend his or her investment designation at such times and in such manner as prescribed by the Plan Recordkeeper. A timely change to the participant's investment designation shall become effective as soon as received and processed by the Plan Recordkeeper. (3) The investment funds deemed to be made available to the participant shall be the same as available or in effect from time to time under the Savings Plan. (4) Except as provided below, the participant's Deferral Account shall be deemed to be invested in accordance with his or her investment designations, and the Deferral Account shall be credited with earnings (or losses) as if invested as directed by the participant. To the extent that the participant does not furnish complete investment instructions, then the Deferral Account shall be deemed invested in the Fixed Income Fund, or similar successor fund if the Fixed Income Fund is removed as an investment option from the Savings Plan. The Deferral Accounts maintained pursuant to the Plan are for bookkeeping purposes only and Exelon is under no obligation to invest such amounts. 4. Distributions of Deferrals Made With Respect to Compensation Earned Prior to January 1, 2026. The following distribution provisions shall apply to Pre-2026 Deferral Account(s): (a) The amount credited to a participant's Pre-2026 Deferral Account with respect to his or her participation on each Board shall be distributed to the participant in, or beginning in, April of the first year beginning after the occurrence of one of the following distribution events, as the participant specified in his or her Benefit Distribution Election Form: (i) the participant's separation from service, within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as a Director of the Participating Companies and their affiliates

-5- (“Separation from Service”), (ii) the participant's 65th birthday or (iii) the participant’s 72nd birthday. Distributions shall be paid in a lump sum payment or in annual installments over a period of up to 10 years, as the participant specified in his or her Benefit Distribution Election Form. Each installment payment shall be determined by multiplying the balance remaining to the credit of the Deferral Account as of March 31 of such year (including earnings or interest credited under Section 3) by a fraction, the numerator of which is "1" and the denominator of which is the number of years (including the current year) for which payments are yet to be made. Any unpaid balance in the Deferral Account shall be credited with earnings or interest as provided in Section 3. In the event a Director who has elected a distribution event based on his or her 65th or 72nd birthday continues to serve as a Director after the date such distributions commence, then in the year prior to the year in which such distributions commence such Director shall file a new Benefit Distribution Election Form governing any amounts credited to his or her Pre-2026 Deferral Account after the date such distributions commence. If the Director does not file such a new Benefit Distribution Election Form, then the Director shall be deemed to have elected to receive a lump sum distribution of any such amounts upon the Director’s Separation from Service. (b) Except as permitted under Section 4(c) or 6, each Director was required to submit a Benefit Distribution Election Form for their Pre-2026 Deferral Account for amounts attributable to cash compensation earned with respect to service on a Board at the time such Director made his or her initial deferral election under the Plan with respect to his or her service on such Board (provided that a Director who participated in the Plan prior to January 1, 2009 and had not commenced distributions must have submitted such form not later than December 31, 2008). If a Director did not submit a Benefit Distribution Election Form during such period, then such Director shall be deemed to have elected to receive the portion of his or her Pre-2026

-6- Deferral Account attributable to cash compensation earned for service on such Board in the form of installments payments over a period of ten years upon the Director’s Separation from Service. (c) Notwithstanding Sections 4(a) and 4(b), each participant who had not commenced and was not scheduled to commence the receipt of distributions under the Plan on or before December 31, 2007 was permitted to submit a Benefit Distribution Election Form on or before June 30, 2007 which provided for the payment of such participant’s Deferral Account (i) at any of the times and in any of the forms permitted under Section 4(a) of the Plan or (ii) in a lump sum payment in the first quarter of 2008; provided that such election did not cause any payment to be made in 2007 and did not apply to any payment that otherwise would be paid in 2007. This special election right was intended to comply with the transition rule set forth in IRS Notice 2005- 1, Q&A-19(c), and extended in the preamble to regulations proposed under Section 409A of the Code and IRS Notice 2006-79, which permits participants in deferred compensation plans to change the date on which deferred compensation is payable. 5. Distributions of Deferrals Made With Respect to Compensation Earned On or After January 1, 2026. The following distribution provisions shall apply to Post-2025 Deferral Account(s): (a) The amount credited to a participant's Post-2025 Deferral Account(s) with respect to his or her participation on each Board shall be distributed to the participant in accordance with the participant’s Benefit Distribution Election Form. The amount credited to the “Separation from Service Account” shall be distributed in, or beginning in, April of the first year beginning after the occurrence of the participant's Separation from Service from any and all Boards of the Participating Companies. Distributions from the Separation from Service Account may be paid in a lump sum payment or in annual installments over a period of up to 10 years, as the participant specified in his or her Benefit Distribution Election Form. Distributions from a

-7- “Scheduled Distribution Account” shall be - made in the form of a lump sum payment in April of the year designated by the participant; provided, however, that the designated year may not be earlier than April of the year following the second anniversary of the date the Deferral Election Form that establishes the Scheduled Distribution Account is submitted. A participant may not have more than four (4) Scheduled Distribution Accounts at any time, but may establish a new Scheduled Distribution Account to replace such an account after it has been fully-distributed. (b) Each installment payment shall be determined by multiplying the balance remaining to the credit of the Separation from Service Account as of March 31 of such year (including earnings or interest credited under Section 3) by a fraction, the numerator of which is "1" and the denominator of which is the number of years (including the current year) for which payments are yet to be made. Any unpaid balance in the Separation from Service Account shall be credited with earnings or interest as provided in Section 3. (c) If a participant has a Separation from Service before all amounts credited to Scheduled Distribution Accounts have been distributed, all such amounts credited to any Scheduled Distribution Account shall be distributed in accordance with the elections made for their Separation from Service Account. (d) Except as permitted under Section 6, each Director must make their distribution elections by the last day of the applicable election period described in Section 3. If a Director does not make a distribution election by the time the applicable election period described in Section 3 ends or does not establish their Separation from Service Account by such time, then the Director shall be deemed to have elected a Separation from Service Account with a lump sum payment. (e) An installment election will be given effect only if, as of the date on which any lump sum payment would be valued, the value of the participant’s Separation from Service Account is at least fifty thousand dollars ($50,000). Any participant whose Separation from

-8- Service Account is valued at less than fifty thousand dollars ($50,000) as of the date on which any lump sum payment would be valued shall be defaulted to a lump sum payment. 6. Modification of Distribution Election. Except as otherwise provided under Section 4(c) and this Section 6, a Director’s deferral and distribution elections are irrevocable after the applicable election period described in Section 3 ends. A Director may elect to change the time and/or method of his or her distributions payable under the Plan in accordance with procedures prescribed by the Secretary; provided that, in accordance with Section 409A of the Code, any such change in a distribution election (i) shall not be effective until 12 months after it is submitted to the Secretary, (ii) must be submitted to the Secretary at least 12 months prior to the date on which such distributions were previously scheduled to commence and (iii) must provide for distributions to commence at least five years after the date on which such distributions were previously scheduled to commence. No more than one such election change shall be permissible with respect to the portion of a Director’s account attributable to service with any Board. 7. Death Benefits. Each participant shall designate a beneficiary or beneficiaries to receive any remaining amounts payable from his or her Deferral Account after the participant's death. The beneficiaries, and any priority or allocation between them, shall be designated in the manner specified by the Secretary. If a participant dies before the entire balance in his or her Deferral Account(s) have been paid out, the remaining balance shall be paid to the beneficiary in a lump sum upon the participant’s death. If the participant is not survived by a designated beneficiary, the participant's beneficiary shall be the participant's spouse, if living, or otherwise, the participant's estate. If a beneficiary survives the participant but dies before the entire balance payable to him or her has been distributed, any remaining balance shall be paid to the beneficiary's estate in a lump sum. In the absence of contrary proof, the participant shall be deemed to have survived any designated beneficiary. A participant may change his or her beneficiary designation

-9- under this Section at any time until his or her death by filing a written beneficiary designation with the Secretary, in the manner specified by the Secretary. 8. Unforeseeable Financial Emergency. The Secretary may, in his or her discretion, direct that a participant be paid an amount in cash (not in excess of the balance of his or her Deferral Account) sufficient to meet an unforeseeable emergency. An “unforeseeable emergency” means (i) a severe financial hardship to a Director resulting from an illness or accident of the Director, or the spouse or a dependent (as defined in Section 152(a) of the Code) of the Director, (ii) the loss of a Director’s property due to casualty or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director, within the meaning of Section 409A of the Code. A Director’s written request for such a payment shall describe the circumstances which the Director believes justify the payment and an estimate of the amount necessary to eliminate the unforeseeable emergency. An immediate payment to satisfy an unforeseeable emergency will be made only to the extent necessary to satisfy the emergency need, plus an amount necessary to pay any taxes reasonably anticipated as a result of such payment, and will not be made to the extent the need is or may be relieved through reimbursement or compensation, by insurance or otherwise or by liquidation of the Director’s assets (to the extent such liquidation itself would not cause severe financial hardship). Any payment from a Director’s Deferral Account(s) on account of an unforeseeable emergency shall be deemed to cancel any Deferral Election of the Director then in effect and the Director shall not be permitted to participate in the Plan until the next following calendar year. 9. No Assignment or Alienation of Benefits. Except as hereinafter provided with respect to a domestic relations order, a participant's Deferral Account may not be voluntarily or involuntarily assigned or alienated. In cases of marital dispute, Exelon will observe the terms of the Plan unless and until ordered to do otherwise pursuant to a domestic relations order, as defined

-10- in Section 414(p)(1)(B) of the Code. As a condition of participation, a participant agrees to hold Exelon harmless from any claim that arises out of Exelon’s obeying the terms of a domestic relations order, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court. 10. Amendment or Termination. The Plan may be altered, amended, suspended, or terminated at any time by the Exelon Board, provided that, except as otherwise provided herein or as permitted under Section 409A of the Code, no such action shall result in the distribution of amounts credited to the Deferral Accounts of any participant in any manner other than is provided in the Plan, nor shall such action reduce the availability of amounts previously deferred. To the extent permitted by Section 409A, the Exelon Board may, in its discretion, terminate the Plan with respect to any or all Participating Companies and accelerate the payment of all Deferral Accounts to the extent related to service on the Board for which the Plan is terminated: (a) within 12 months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the payments with respect to each such Deferral Account are included in the Director’s gross income in the later of (i) the calendar year in which the Plan termination occurs or (ii) the first calendar year in which the payments are administratively practicable; (b) in connection with a “change in control event,” as defined in, and to the extent permitted under, Treasury regulations promulgated under Section 409A of the Code or (c) upon any other termination event permitted under Section 409A of the Code. 11. Compliance With Section 409A of the Code. The Plan is intended to comply with the provisions of Section 409A of the Code, and shall be interpreted and construed accordingly. Exelon shall have the discretion and authority to amend the Plan at any time to satisfy any

-11- requirements of Section 409A of the Code or guidance provided by the U.S. Treasury Department to the extent applicable to the Plan. 12. Withholding. To the extent required by applicable law, the Company or any affiliate shall be authorized to withhold from any deferral or distribution under this Plan the amount of taxes required to be withheld and to take such other action as may be necessary or appropriate in the discretion of the Company or any affiliate to satisfy withholding obligations. 13. Governing Law. The Plan shall be governed by the law of the Commonwealth of Pennsylvania to the extent not preempted by applicable federal law. EXELON CORPORATION Executive Vice President, Chief Legal Officer & Corporate Secretary